Exhibit 21.01

Kenneth Cole Productions, Inc. Affiliate Group Members Subsidiaries at: 12/31/2009	Location of incorporation
Cole 57th. St., LLC	Delaware
Cole 610 Fifth Avenue, LLC	Delaware
Cole Broadway, Inc.	New York
Cole Camarillo, LLC.	Delaware
Cole Caribbean, Inc.	Puerto Rico
Cole Dawsonville, Inc.	Delaware
Cole Grant, Inc.	Delaware
Cole Jersey Gardens, LLC	Delaware
Cole Las Vegas, Inc.	Delaware
Cole SFC, LLC	Delaware
Cole South Side, LLC	Delaware
Cole Tempe, LLC	Delaware
Cole Tyson, Inc.	Virginia
Cole Venetian, LLC	Delaware
Cole Viejo, LLC	Delaware
IP Holdings Amsterdam, B.V.	Netherlands
KCP Beneficiary Services, LLC	Delaware
KCP Consulting (Dongguan), Co. Ltd.	China
KCP Trust Services, LLC	Delaware
Kenneth Cole Asia, Inc.	Delaware
Kenneth Cole Canada, Inc.	Canada
Kenneth Cole Consumer Direct, LLC	Virginia
Kenneth Cole International Services, LLC	Delaware
Kenneth Cole Productions, (LIC), LLC.	Delaware
Kenneth Cole Productions, Inc.	New York
Kenneth Cole Services (NY), LLC	Delaware
Kenneth Cole Services, Inc.	Delaware
Kenneth Cole, Inc.	New Jersey
Kenneth Productions, LLC.	Delaware
Kenth, Ltd.	Hong Kong
Le Tigre Consumer Direct, Inc.	Delaware
Le Tigre Financial, Inc.	Virginia
Riviera Holding, LLC	Delaware